Exhibit 15.2

October 30, 2025
The Board of Directors and Shareholder of
Idaho Power Company
1221 W. Idaho Street
Boise, Idaho 83702
We are aware that our report dated October 30, 2025, on our review of the interim financial information of Idaho Power Company appearing in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, is incorporated by reference in Registration Statement No. 333-66496 on Form S-8 and Registration Statement No. 333-285140-01 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Boise, Idaho